EXHIBIT 5

                            Opinion of Legal Counsel








                                                           February 23, 2005


Gulfwest Energy, Inc.
Board of Directors
480 N. Sam Houston Parkway E.
Suite 300
Houston, Texas 77080

RE:      1994 Stock Option and Compensation Plan
         2004 Stock Option and Compensation Plan

Gentlemen:

     We are acting as counsel to GulfWest Energy Inc., a Texas corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale pursuant to the Registration Statement of the shares of Class A Common Stock of the Company (the "Shares") issuable in connection with the exercise of options granted under the above referenced Plans (collectively the "Plan"). This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

     In reaching the opinion stated in this letter, we have reviewed copies of the Registration Statement, the Articles of Incorporation and the Bylaws of the Company, both as amended to date, minutes of the proceedings of the Board of Directors of the Company and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents that we have reviewed is correct, (ii) all signatures on all documents that we have reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document that we have reviewed had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document that we reviewed had authority to sign in such capacity.

     Based upon the foregoing, it is our opinion that the Shares, when issued in conference with the terms and conditions of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

     The opinion expressed above is limited to matters governed by the laws of the State of Texas. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

     We hereby consent to the use of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                  Very truly yours,


                                  /s/ Jackson Walker L.L.P.
                                  -----------------------------------------
                                  Jackson Walker L.L.P.

                                       18